EX-99.6(c)

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                 THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

                                      ***

1. The name of the Corporation (hereinafter called the "Corporation") is The Guardian Insurance & Annuity Company, Inc.

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article IV thereof and by substituting in lieu of said Article the following new Article:

      "Section 4.1 Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is twenty thousand (20,000) shares, all of which shall be one class of common stock of the par value of One Hundred Twenty-Five Dollars ($125.00) each."

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                                           THE GUARDIAN INSURANCE &
                                           ANNUITY COMPANY, INC.


                                           By: /s/ Frank L. Pepe
                                               --------------------------------
                                               Frank L. Pepe
                                               Vice President & Controller

Signed on

         December 21, 1999
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